Exhibit 10.35

EXECUTION

SECOND AMENDED AND RESTATED GUARANTY

(PostRock Energy Corporation)

THIS SECOND AMENDED AND RESTATED GUARANTY (this “Guaranty”), dated as of December 20, 2012, is made by PostRock Energy Corporation, a Delaware corporation (the “Guarantor”), in favor of CITIBANK, N.A., as administrative agent for the Lenders (as defined below).

R E C I T A L S:

A. Pursuant to that certain Guaranty dated March 10, 2010 from Guarantor and PostRock Energy Services Corporation, a Delaware corporation (“PESC”) (the “Cherokee First Lien Guaranty”), Guarantor and PESC each guaranteed indebtedness owing by Quest Cherokee, LLC, a Delaware limited liability company (“Cherokee”), as borrower, pursuant to that certain Amended and Restated Credit Agreement dated November 15, 2007 (as amended prior to the date hereof, the “Cherokee First Lien Credit Agreement”), with the various financial institutions party thereto, Royal Bank of Canada, as administrative agent and collateral agent, and KeyBank National Association, as documentation agent.

B. Pursuant to that certain Guaranty dated March 10, 2010 from Guarantor and PESC (the “Cherokee Second Lien Guaranty”), Guarantor and PESC each guaranteed indebtedness owing by Cherokee, as borrower, pursuant to that certain Second Lien Senior Term Loan Agreement dated July 11, 2008 (as amended prior to the date hereof, the “Cherokee Second Lien Loan Agreement”), with the various financial institutions party thereto, Royal Bank of Canada, as administrative agent and collateral agent, KeyBank National Association, as syndication agent, and Société Générale, as documentation agent.

C. Pursuant to that certain Amended and Restated Guaranty, dated as of September 21, 2010 (the “Parent Guaranty”), Guarantor guaranteed the indebtedness owing by PESC and PostRock MidContinent Production, LLC, a Delaware limited liability company formerly known as Bluestem Pipeline, LLC (“PMP”; PESC and PMP, together with their successors and assigns, each a “Borrower” and collectively the “Borrowers”) pursuant to that certain Second Amended and Restated Credit Agreement, dated as of September 21, 2010 (as amended prior to the date hereof by that certain First Amendment dated as of May 31, 2012, but effective as of June 1, 2012, and that certain Second Amendment dated as of July 20, 2012, the “Second Amended Credit Agreement”) among Borrowers, the various financial institutions party thereto, and Royal Bank of Canada, as administrative agent and collateral agent.

D. Pursuant to that certain Third Amended and Restated Credit Agreement, dated of even date herewith (as the same may hereafter be amended, supplemented and restated, the “Credit Agreement”), among Borrowers, the various financial institutions that are, or may from time to time become, parties thereto (individually a “Lender” and collectively the “Lenders”) and Citibank, N.A., as administrative agent and collateral agent (in its capacity as administrative agent, the “Administrative Agent”), the Borrowers requested, and Lenders agreed to, among other things, replace Royal Bank of Canada as administrative agent and collateral agent with Citibank, N.A., to extend the Maturity Date of the indebtedness owing under the Second Amended Credit Agreement, and to make certain Credit Extensions for the account of the Borrowers.

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E. Pursuant to Section 4.01(c)(i) of the Credit Agreement, Borrowers are required to deliver to the Administrative Agent a guaranty executed by the Guarantor.

F. The Guarantor has duly authorized the execution, delivery and performance of this Guaranty.

G. Guarantor owns 100% of the equity of PESC and PESC owns 100% of the equity of PMP.

H. It is in the best interests of Guarantor to execute this Guaranty inasmuch as Guarantor will derive substantial direct and indirect benefits from the extensions of credit made from time to time to or for the account of the Borrowers.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to fulfill the requirements of the Credit Agreement, the Guarantor agrees, for the benefit of each Lender, to amend and restate the Parent Guaranty in its entirety, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following capitalized terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in Recital D.

“Borrower” and “Borrowers” are defined in Recital C.

“Commitments” means the Aggregate Revolving Commitment (as defined in the Credit Agreement).

“Credit Agreement” is defined in Recital D.

“Credit Extensions” means each Credit Extension (as defined in the Credit Agreement).

“Guarantor” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Lender” and “Lenders” are defined in Recital D.

“Loan Documents” means the Loan Documents (as defined in the Credit Agreement).

“Note” means each Revolving Note (as defined in the Credit Agreement).

“Obligations” means the Obligations (as defined in the Credit Agreement).

“Obligor” means each of the Borrowers or any other Person (other than the Administrative Agent or any Lender) obligated under any Loan Document.

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“PESC” is defined in Recital A.

“PMP” is defined in Recital C.

“Required Lenders” means the Required Lenders (as defined in the Credit Agreement).

“Taxes” is defined in clause (a) of Section 2. 7.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3 UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Guaranty, including its preamble and recitals, with such meanings.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1 Guaranty. Guarantor hereby absolutely, unconditionally, and irrevocably (1) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrowers and each other Obligor now or hereafter existing under each of the Credit Agreement, the Notes and each other Loan Document to which the Borrowers or such other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and (2) indemnifies and holds harmless each Lender and each holder of a Note for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Guaranty; provided however, that Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrowers or any other Obligor (or any other Person) before or as a condition to the obligations of Guarantor hereunder.

SECTION 2.2 Acceleration of Guaranty. Guarantor agrees that, in the event of the occurrence of any event of the type described in Section 8.01(f) of the Credit Agreement, with respect to the Borrowers, any other Obligor or any other guarantor, and if such event shall occur at a time when any of the Obligations may not then be due and payable, Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by Guarantor if all such Obligations were then due and payable.

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SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations (other than contingent indemnity obligations) of the Borrowers and each other Obligor have been paid in full (or, in the case of L/C Obligations, Cash Collateralized), all obligations of the Guarantor hereunder shall have been paid in full, all Commitments shall have terminated and, except as provided in Section 10.01(e) of the Credit Agreement, all Lender Hedging Agreements have terminated. Guarantor may not rescind or revoke its obligations hereunder. Guarantor guarantees that the Obligations of the Borrowers and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of: (1) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document; (2) the failure of any Lender or any holder of any Note (a) to assert any claim or demand or to enforce any right or remedy against the Borrowers, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or (b) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrowers or any other Obligor; (3) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrowers or any other Obligor, or any other extension, compromise or renewal of any Obligations of the Borrowers or any other Obligor; (4) any reduction, limitation, impairment or termination of any Obligations of the Borrowers or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrowers, any other Obligor or otherwise; (5) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document; (6) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender or any holder of any Note securing any of the Obligations of the Borrowers or any other Obligor; (7) the insolvency or bankruptcy of, or similar event affecting, the Borrowers or any other Obligor; or (8) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrowers, any other Obligor, any surety or any guarantor. Guarantor waives all rights and defenses which may arise with respect to any of the foregoing, and Guarantor waives any right to revoke this Guaranty with respect to future indebtedness.

SECTION 2.4 Reinstatement. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of either Borrower, any other Obligor or otherwise, all as though such payment had not been made.

SECTION 2.5 Waiver, etc. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrowers or any other Obligor and this Guaranty and any requirement that the Administrative Agent, any other Lender or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrowers, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrowers or any other Obligor, as the case may be.

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SECTION 2.6 Waiver of Subrogation. Until the Obligations are paid in full, all Commitments have terminated and all Lender Hedging Agreements have terminated (except as provided in Section 10.01(e) of the Credit Agreement), the Guarantor shall not enforce or exercise any claim or other rights which it may now or hereafter acquire against the Borrowers or any other Obligor that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lenders against the Borrowers or any other Obligor or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrowers or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders by the Guarantor to be credited and applied upon the Obligations, whether matured or unmatured. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 2.7 Payments Free and Clear of Taxes, etc. Guarantor hereby agrees that:

(a) All payments by Guarantor hereunder shall be made in accordance with Section 3.01 of the Credit Agreement free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto; excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income (including any franchise taxes imposed on or measured by its net income), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). In the event that any withholding or deduction from any payment to be made by Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Guarantor will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to such Lender an official receipt or other documentation satisfactory to such Lender evidencing such payment to such authority; and (iii) pay to such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Lender with respect to any payment received by such Lender hereunder, such Lender may pay such Taxes and Guarantor will promptly pay such additional amounts (including, if incurred as a result of Guarantor’s or the Borrowers’ action, omission or delay, any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender would have received had such Taxes not been asserted.

(b) If Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Lender the required receipts or other required documentary evidence, Guarantor shall indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by such Lender as a result of any such failure.

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(c) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 2.7 shall survive the payment in full of the principal of and interest on the Revolving Loan.

SECTION 2.8 Subordination. Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by the Borrowers or other Obligor to Guarantor. Guarantor agrees that if any Event of Default has occurred and is continuing under the Credit Agreement, it will not permit the Borrowers to repay such indebtedness or any part thereof and it will not accept payment from the Borrowers of such indebtedness or any part thereof without the prior written consent of the Required Lenders. If Guarantor receives any such payment without the prior required written consent, the amount so paid shall be held in trust for the benefit of the Lenders, shall be segregated from the other funds of Guarantor, and shall forthwith be paid over to the Administrative Agent to be held by the Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as the Administrative Agent shall elect.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 3.2 Releases. At such time as the Revolving Loan shall have been paid in full (other than contingent indemnity obligations and, with respect to L/C Obligations, if they have been Cash Collateralized), the Commitments have been terminated, and, subject to Section 10.01(e) of the Credit Agreement, no Lender Hedging Agreements are outstanding, the Administrative Agent shall, at the request and expense of the Guarantor following such termination, promptly execute and deliver to the Guarantor such documents and instruments as the Guarantor shall reasonably request to evidence termination and release of this Guaranty.

SECTION 3.3 Administrative Agent and Lenders; Successors and Assigns.

(a) The Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender’s ratable benefit. The Administrative Agent may, without the joinder of any Lender, exercise any rights in Administrative Agent’s or Lenders’ favor under or in connection with this Guaranty. The Administrative Agent’s and each Lender’s rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, the Guarantor is not required to inquire about any such agreement and is not subject to any terms of it unless the Guarantor specifically enters into such agreement. Therefore, neither Guarantor nor any of its successors or assigns are entitled to any benefits or provisions of any such separate agreement nor are they entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of any such agreement.

(b) This Guaranty benefits the Administrative Agent, the Lenders, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the rights of Administrative Agent under this Guaranty automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that

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appointment. The rights of the Administrative Agent and the Lenders under this Guaranty may be transferred with any assignment of the obligations hereby guaranteed pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the obligations guaranteed under this Guaranty.

SECTION 3.4 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the party against whom it is sought to be enforced and is in conformity with the requirements of Section 10.01 of the Credit Agreement. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 3.5 Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing and mailed or delivered to it, addressed to it at the address set forth below or at such other address as shall be designated by the Guarantor in a written notice to the Administrative Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, be effective when deposited in the mail, addressed as aforesaid. Guarantor’s address for notices is:

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

Attn: General Counsel

Facsimile: (405) 702-7490

Telephone: (405) 600-7704

SECTION 3.6 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Lender or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 3.7 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 3.8 Setoff. In addition to, and not in limitation of, any rights of any Lender or any holder of a Note under applicable law, upon the occurrence and during the continuance of an Event of Default under or as defined in the Credit Agreement, each Lender and each such holder shall be entitled to exercise (for the benefit of all Lenders pursuant to Section 10.09 of the Credit Agreement) any right of offset or banker’s lien against each and every account and other property or interest that Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, any such Lender, to the extent of the full amount of the Obligations.

SECTION 3.9 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

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SECTION 3.10 Governing Law.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER UNITED STATES FEDERAL LAW.

(b) GUARANTOR AGREES ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. GUARANTOR (1) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO, AND (2) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES DESIGNATED HEREIN. GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

SECTION 3.11 Waiver of Jury Trial, Etc. GUARANTOR HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY; AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED THAT THE WAIVER CONTAINED IN THIS SECTION 3.11 SHALL NOT APPLY TO THE EXTENT THAT THE PARTY AGAINST WHOM DAMAGES ARE SOUGHT HAS ENGAGED IN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

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SECTION 3.12 Entire Agreement. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by an officer duly authorized as of the date first above written.

POSTROCK ENERGY CORPORATION,
a Delaware corporation, as Guarantor

By:	/s/ David J. Klvac
David J. Klvac
Chief Financial Officer and Chief Accounting Officer

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